EXHIBIT 99.6(b)

[LOGO]  EATON VANCE DISTRIBUTORS, INC.
24 Federal Street, Boston, MA 02110


                            SELLING GROUP AGREEMENT

As the principal underwriter of the shares of the Eaton Vance Group of Funds, we (Eaton Vance Distributors, Inc.) agree to sell to you shares of each of the Funds purchased by us from the Funds for resale upon the following terms and conditions:

1. (a) In all resales to the public of shares of the Funds having an initial sales charge (SC Funds) sold to you by us (i) you shall sell at the applicable public offering price described in the then-current prospectus of the Fund whose shares are being resold; (ii) you shall act as dealer; and
   (iii) your discount with respect to the resale shall be as set forth in the applicable schedule of dealer discounts issued by us and in effect at the time of the sale by us to you of such shares. Such schedules are subject to change or discontinuance by us from time to time as set forth below.

   (b) In all resales to the public of shares of Funds having a contingent deferred sales charge or early withdrawal charge (CDSC Funds) sold to you by us (i) you shall sell at the applicable net asset value described in the then-current prospectus of the Fund whose shares are being resold; (ii) you shall act as dealer; and (iii) your sales commission with respect to the resale shall be as set forth in the schedule of sales commissions issued by us and in effect at the time of the sale by us to you of such shares. Such schedules are subject to change or discontinuance by us from time to time as set forth below.

   (c) In the case of a Fund which has adopted a distribution plan pursuant to Rule 12b-1 under the Investment Company Act, we or the Fund may from time to time elect to make payments to you as contemplated by such plan and as described in the then-current prospectus or statement of additional information of the Fund. Any such payment shall be made in the manner set forth in the schedule of distribution plan payments issued by us and in effect at the time such payment is made. Such schedules are subject to change or discontinuance by us from time to time and as set forth below.

2. (a) The placing of orders with us shall be governed by instructions which we shall issue from time to time. Payment for shares ordered from us shall be received by us within five days after our acceptance of your order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered back to the issuer, in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

   (b) Shares sold to you hereunder shall be available to you for delivery against payment at the office of our agent as indicated on our trade confirmation, unless other arrangements are made with us for delivery and payment.

   (c) You appoint the transfer agent for each Fund as your agent to execute customers purchases of Fund shares sold to you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such purchase to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such shares and any co-owners of such shares. All sales of fund shares sold through you hereunder shall be deemed to be made in Boston, Massachusetts, and title to such shares shall pass in Boston, Massachusetts.

3. Upon request, we will furnish you with a reasonable number of copies of the then-current prospectus and statement of additional information of any of the Funds and the printed information referred to in paragraph 5 below issued as supplemental thereto.

4. We both represent to each other that we are broker-dealers registered under the Securities Exchange Act of 1934, as amended, and are members of the National Association of Securities Dealers, Inc. (NASD). We both agree to abide by all the rules and regulations of the NASD applicable to the sale of investment company shares, and to the following provisions:

   (a) we shall not purchase Fund shares from the Funds except for the purpose of covering purchase orders already received by us, and you shall not purchase Fund shares from us other than for investment except for the purpose of covering purchase orders already received by you;

   (b) you shall not withhold placing customers orders for Fund shares so as to profit yourself as a result of such withholding, e.g., by virtue of a change in the net asset value from that used in determining the offering price to your customers;

   (c) we shall not accept a conditional order for Fund shares on any basis other than a definite specified price;

   (d) if shares of a SC Fund are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of your original purchase order for such shares, (i) you shall forthwith refund to us the full discount allowed to you on the original sale and (ii) we shall forthwith pay to such Fund our share of the sales charge on the original sale by us and shall also pay such Fund the refund received under clause (i) when we receive it. You shall be notified by us of such repurchase or redemption within ten days of the date on which the certificate, or, in the case of uncertificated shares, a properly executed stock power together with appropriate supporting papers is delivered to us or to such Fund (delivery to the Funds transfer agent is delivery to the Fund).

   (e) if shares of a CDSC Fund other then Eaton Vance Prime Rate Reserves are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of your original purchase order for such shares, (i) you shall forthwith refund to us the full sales commission paid to you on the original sale and
   (ii) we shall forthwith pay to such Fund any sales commission paid by the Fund to us on the original sale by us. You shall be notified by us of such repurchase or redemption within ten days of the date on which the certificate, or, in the case of uncertificated shares, a properly executed stock power together with appropriate supporting papers is delivered to us or to such Fund (delivery to the Funds transfer agent is delivery to the Fund).

   (f) neither we nor you shall, as principal, purchase Fund shares from a record holder at a price lower than the bid price next quoted by or for the issuing Fund;

   (g) you agree that you will not make a secondary market in the shares of Eaton Vance Prime Rate Reserves, and that you will not purchase or hold shares of Eaton Vance Prime Rate Reserves for purposes of resale to your customer; and

   (h) nothing in this agreement shall prevent you from selling Fund shares for the account of a record owner to us or the issuing Fund and charging the investor a reasonable charge for handling the transaction, provided you disclose to such record owner that direct redemption of the shares can be accomplished by the record owner without incurring such charge.


5. Under this agreement you are not employed by us or by the Funds as broker, agent, employee or representative, nor are you authorized to make any representations on our behalf. No person is authorized to make any representations concerning Fund shares except those contained in the then-current prospectus and statement of additional information and in such printed information subsequently issued to you by us or by the Funds as supplemental to such prospectus and statement of additional information. In buying Fund shares shares from us or selling shares to us hereunder, you shall rely solely on the representations contained in the appropriate prospectus and statement of additional information and in the supplemental information mentioned in the preceding sentence. We or the Fund shall bear the expense of qualifying Fund shares under the securities laws of the various states, and any printed information which we shall furnish you (other than the Funds prospectuses and statements of additional information and periodic reports and printed information subsequently issued by the Fund as supplemental to such prospectuses and statements of additional information) is our sole responsibility; you agree that the Funds shall have no liability or responsibility to you in these respects.

6. All orders are subject to acceptance or rejection by us. We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Fund shares, in whole or in part, or to make a limited offering of Fund shares. Either of us may cancel this agreement upon ten days written notice to the other. Upon written notice to you, we may change or amend any provision of this agreement or restate this agreement in its entirety. Upon written notice to you, we may change, amend or discontinue any schedule or schedules of dealer discounts, of sale commissions and of distribution plan payments from time to time and we may issue a new or replacement schedule or schedules of dealer discounts, of sales commissions and of distribution plan payments from time to time. You hereby agree that you shall have no vested interest in any type or level of discount, sales commission, distribution assistance payment or service fee, and that you shall have no claim against us or any Fund by virtue of any change or diminution in the rate or amount of, or discontinuance of, any discount, sales commission, distribution assistance payment or service fee in connection with shares of any Fund. Upon your ceasing to be a member of the NASD, this agreement shall automatically terminate.

7. As used herein, the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):

   (a) Eaton Vance Group of Funds shall mean the investment companies the shares of which from time to time shall be offered by us as principal underwriter for sale to you hereunder and which are designated by us as such from time to time by notice to you.

   (b) Fund shall mean any one of the Eaton Vance Group of Funds.

8. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. If you are already a member of our selling group, this agreement amends and restates our existing agreement and shall become binding on you and us on the date of your first order for shares of any Fund sold to you by us subsequent to our furnishing a copy of this agreement to you. If you are about to become a new member of our selling group, this agreement shall become binding upon receipt by us in Boston of a counterpart hereof duly accepted and signed by you. This agreement shall be construed in accordance with the laws of Massachusetts.

EATON VANCE DISTRIBUTORS, INC.

                                            /s/ W.P. Whitaker
DATED:------------------------------     BY:----------------------------------
                                                         President

ACCEPTED

FIRM: ------------------------------------------------------------------------

BY: --------------------------------------------------------------------------
                           Authorized Representative

ADDRESS: ---------------------------------------------------------------------

                                                                   Restated 2/92

[LOGO]  EATON VANCE DISTRIBUTORS, INC.
24 Federal Street, Boston, MA 02110

                               SERVICE AGREEMENT

In connection with your providing various services to your customers, you desire to make available to your customers, under an agency relationship with your customers, shares of the Eaton Vance Group of Funds. As the principal underwriter of the shares of the Eaton Vance Group of Funds, we (Eaton Vance Distributors, Inc.) agree to make shares of the Funds available upon the following terms and conditions:

l. (a) The customers in question are for all purposes your customers. We will furnish you, without charge and on request, reasonable quantities of the Funds prospectuses, statement of additional information, shareholder reports and sales material. You will deliver a copy of the Funds current prospectus to your customer prior to the placement of any order for shares on behalf of such customer. We then will confirm transactions for each of your customers only upon your authorization, it being understood in all cases that (i) you are acting as the agent for the customer; (ii) the transactions are without recourse against you by the customer except to the extent that your failure to transmit orders in a timely fashion results in a loss to your customer;
   (iii) as between you and the customer, the customer will have beneficial ownership of the Fund shares; (iv) each transaction is initiated solely upon the order of the customer; and (v) each transaction is for the account of the customer and not for your account.

   (b) Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions at net asset value in accordance with the then-current Fund prospectus. The minimum dollar purchase of shares of the Fund by any person shall be the applicable minimum amount described in the then current Fund prospectus, and no order for less than such amount will be accepted hereunder. The public offering price of shares of Funds having an initial sales charge (SC Funds) shall be the net asset value per share plus a sales charge, expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then-current SC Fund prospectus. Shares of Funds having a contingent deferred sales charge or early withdrawal charge (CDSC Funds) are sold at the applicable net asset value described in the then-current CDSC Fund prospectus. The procedures relating to the handling of orders shall be subject to instructions which we shall issue from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

   (c) The agency fees payable to you in connection with your services to your customer shall be determined as provided in the applicable Fee Schedule issued by us and in effect from time to time. Upon notice to you, we may change, amend or discontinue the Fee Schedule at any time and we may issue a new or replacement Fee Schedule from time to time. You shall have no vested interest in any type or level of fee or payment of any kind, and you shall have no claim against us or any Fund by virtue of any change or diminution in the rate or amount of, or discontinuance of, any fee or payment in connection with shares of any Fund acquired by your customers.

2. (a) The placing of orders with us shall be governed by instructions which we shall issue from time to time. Payment for shares ordered from us shall be received by us within five days after our acceptance of the order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered back to the issuer, in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

   (b) Shares sold hereunder shall be available for delivery against payment at the office of our agent as indicated on our trade confirmation unless other arrangements are made with us for delivery and payment. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an open account in your name. On each order accepted by us for shares of a SC Fund, we understand that you will charge your customer an initial agency fee in lieu of receiving from us a dealer discount from the sales charge; on or before the settlement date of each such transaction, you will remit the full offering price less an amount equal to your initial agency fee and your customer will be credited in shares of the SC Fund equal to such public offering price less the applicable initial agency fee and less our share of any sales charge retained by us.

   (c) You appoint the transfer agent for each Fund as your agent to execute customers purchases of Fund shares sold through you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers, and to confirm each such purchase to your customers, and you guarantee the legal capacity of your customers so purchasing such shares and any co-owners of such shares. All sales of Fund shares sold through you hereunder shall be deemed to be made in Boston, Massachusetts, and title to such shares shall pass in Boston, Massachusetts.

3. Upon request, we will furnish you a reasonable number of copies of the then-current prospectus and statement of additional information of any of the Funds and the printed information referred to in paragraph 5 below issued as supplemental thereto.

4. We both represent to each other that we are broker-dealers registered under the Securities Exchange Act of 1934, as amended, and are members of the National Association of Securities Dealers, Inc. (NASD). We both agree to abide by the rules and regulations of the NASD applicable to the sale of investment company shares, and we both agree to the following provisions:

   (a) we shall not purchase Fund shares from the Funds except for the purpose of covering purchase orders already received by us, and you shall make Fund shares available only for the purpose of covering purchase orders already received by you;

   (b) you shall not withhold placing customers orders for Fund shares so as to profit yourself as a result of such withholding, e.g., by virtue of a change in the net asset value from that used in determining the offering price to your customers;

   (c) we shall not accept a conditional order for Fund shares on any basis other than a definite specified price;

   (d) if shares of a SC Fund are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such shares,
   (i) you shall forthwith refund to us the full initial agency fee allowed to you on the original sale and (ii) we shall forthwith pay to such Fund our share of the sales charge on the original sale by us and shall also pay such Fund the refund received under clause (i) when we receive it. You shall be notified by us of such repurchase or redemption within ten days of the date on which the certificate or, in the case of uncertificated shares, a properly executed stock power together with appropriate supporting papers is delivered to us or to such Fund (delivery to the Funds transfer agent is delivery to the Fund);

   (e) if shares of a CDSC Fund other than Eaton Vance Prime Rate Reserves are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such shares, (i) you shall forthwith refund to us the full initial agency fee paid to you on the original sale and
   (ii) we shall forthwith pay to such Fund any sales commission paid by the Fund to us on the original sale by us. You shall be notified by us of such repurchase or redemption within ten days of the date on which the certificate or, in the case of uncertificated shares, a properly executed stock power together with appropriate supporting papers, is delivered to us or to such Fund (delivery to the Funds transfer agent is delivery to the Fund);

   (f) neither we nor you shall, as principal, purchase Fund shares from a record holder at a price lower than the bid price next quoted by or for the issuing Fund;

   (g) you agree that you will not make a secondary market in the shares of Eaton Vance Prime Rate Reserves and that you will not purchase or hold shares of Eaton Vance Prime Rate Reserves for purposes of resale to your customers; and

   (h) nothing in this agreement shall prevent you from selling Fund shares for the account of a record owner to us or the issuing Fund and charging the investor a reasonable charge for handling the transaction, provided you disclose to such record owner that direct redemption of the shares can be accomplished by the record owner without incurring such charge.

5. Under this agreement you are not employed by us or by the Funds as broker, agent, employee or representative, nor are you authorized to make any representations on our behalf. No person is authorized to make any representations concerning Fund shares except those contained in the then-current prospectus and statement of additional information and in such printed information subsequently issued to you by us or by the Funds as supplemental to such prospectus and statement of additional information. In making Fund shares available to your customers hereunder, you shall rely solely on the representations contained in the appropriate prospectus and statement of additional information and in the supplemental information mentioned in the preceding sentence. We or the Fund shall bear the expense of qualifying Fund shares under the securities laws of the various states, and any printed information which we shall furnish you (other than the Funds prospectuses and statements of additional information and periodic reports and printed information subsequently issued by the Fund as supplemental to such prospectuses and statements of additional information) is our sole responsibility; you agree that the Funds shall have no liability or responsibility to you in these respects.

6. Because only you will have a direct relationship with your customers, you will be responsible for insuring compliance with all laws and regulations including those of the regulatory authorities directly applicable to you and any other federal or state regulatory body having jurisdiction over you or your customers to the extent applicable to securities purchases hereunder for the account of your customers. You shall be obligated to deliver the then-current Fund prospectus to your customer in accordance with the applicable federal and state securities laws; and you agree that either you or a clearing broker through which you clear transactions for your customer will comply with the recordkeeping requirements of Section 17(a) of the Securities Exchange Act of 1934 and any rules or regulations thereunder.

7. We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Fund shares, in whole or in part, or to make a limited offering of Fund shares. Either of us may cancel this agreement upon written notice to the other. Upon written notice to you, we may change or amend any provision of this agreement or restate this agreement in its entirety. Upon your ceasing to be a member of the NASD, this agreement shall automatically terminate.

8. As used herein, the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):

   (a) Eaton Vance Group of Funds shall mean the investment companies the shares of which from time to time shall be made available by us hereunder and which are designated by us as such from time to time by notice to you.

   (b) Fund shall mean any one of the Eaton Vance Group of Funds.

9. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

This agreement shall become binding upon receipt by us in Boston of a counterpart hereof duly accepted and signed by you. This agreement shall be construed in accordance with the laws of Massachusetts.

EATON VANCE DISTRIBUTORS, INC.
                                             /s/ W.P. Whitaker
DATED:------------------------------     BY:----------------------------------
                                                         President

ACCEPTED

FIRM: ------------------------------------------------------------------------

BY: --------------------------------------------------------------------------
                           Authorized Representative

ADDRESS: ---------------------------------------------------------------------

                                                                   Restated 2/92

                                             SERVICE AGREEMENT &
EATON VANCE DISTRIBUTORS, INC.              BANK SERVICE AGREEMENT
SCHEDULE OF AGENCY FEES & SERVICE FEES          FEE SCHEDULE

                                                   SALES           ANNUAL
MARATHON FAMILY OF FUNDS                         COMMISSION      SERVICE FEE
(Back-end Pricing)                               (% OF NAV)   (PAID QUARTERLY)#

I. CDSC Declining Over 6 Yrs.
EV Marathon Emerging Markets Fund                   4%              .25%
Eaton Vance Equity-Income Trust                     4%              .25%
EV Marathon Government Obligations Fund             4%              .25%
EV Marathon Greater China Growth Fund               4%              .25%
EV Marathon Greater India Fund                      4%              .25%
EV Marathon High Income Fund                        4%              .25%
EV Marathon Investors Fund                          4%              .25%
Eaton Vance Liquid Assets Trust                     4%              .25%
EV Marathon Gold & Natural Resources Fund           4%              .25%
EV Marathon Total Return Fund                       4%              .25%
EV Marathon National Municipals Fund                4%              .25%
EV Marathon Alabama Tax Free Fund                   4%              .20%
EV Marathon Arizona Tax Free Fund                   4%              .20%
EV Marathon Arkansas Tax Free Fund                  4%              .20%
EV Marathon California Municipals Fund              4%              .25%
EV Marathon Colorado Tax Free Fund                  4%              .20%
EV Marathon Connecticut Tax Free Fund               4%              .20%
EV Marathon Florida Tax Free Fund                   4%              .20%
EV Marathon Florida Insured Tax Free Fund           4%              .20%
EV Marathon Georgia Tax Free Fund                   4%              .20%
EV Marathon Growth Fund                             4%              .25%
EV Marathon Hawaii Tax Free Fund                    4%              .20%
EV Marathon Kansas Tax Free Fund                    4%              .20%
EV Marathon Kentucky Tax Free Fund                  4%              .20%
EV Marathon Louisiana Tax Free Fund                 4%              .20%
EV Marathon Maryland Tax Free Fund                  4%              .20%
EV Marathon Massachusetts Tax Free Fund             4%              .20%
EV Marathon Michigan Tax Free Fund                  4%              .20%
EV Marathon Minnesota Tax Free Fund                 4%              .20%
EV Marathon Mississippi Tax Free Fund               4%              .20%
EV Marathon Missouri Tax Free Fund                  4%              .20%
EV Marathon New Jersey Tax Free Fund                4%              .20%
EV Marathon New York Tax Free Fund                  4%              .20%
EV Marathon North Carolina Tax Free Fund            4%              .20%
EV Marathon Ohio Tax Free Fund                      4%              .20%
EV Marathon Oregon Tax Free Fund                    4%              .20%
EV Marathon Pennsylvania Tax Free Fund              4%              .20%
EV Marathon Rhode Island Tax Free Fund              4%              .20%
EV Marathon South Carolina Tax Free Fund            4%              .20%
EV Marathon Special Equities Fund                   4%              .25%
EV Marathon Stock Fund                              4%              .25%
EV Marathon Tennessee Tax Free Fund                 4%              .20%
EV Marathon Texas Tax Free Fund                     4%              .20%
EV Marathon Virginia Tax Free Fund                  4%              .20%
EV Marathon West Virginia Tax Free Fund             4%              .20%

II. CDSC DECLINING OVER 4 YRS.
EV Marathon Strategic Income Fund                   3.5%            .25%
EV Marathon National Ltd. Mat. Tax Free Fund        2.5%            .15%
EV Marathon Arizona Ltd. Mat. Tax Free Fund         2.5%            .15%
EV Marathon California Ltd. Mat. Tax Free Fund      2.5%            .15%
EV Marathon Connecticut Ltd. Mat. Tax Free Fund     2.5%            .15%
EV Marathon Florida Ltd. Mat. Tax Free Fund         2.5%            .15%
EV Marathon Massachusetts Ltd. Mat. Tax Free Fund   2.5%            .15%
EV Marathon Michigan Ltd. Mat. Tax Free Fund        2.5%            .15%
EV Marathon New Jersey Ltd. Mat. Tax Free Fund      2.5%            .15%
EV Marathon New York Ltd. Mat. Tax Free Fund        2.5%            .15%
EV Marathon North Carolina Ltd. Mat. Tax Free Fund  2.5%            .15%
EV Marathon Ohio Ltd. Mat. Tax Free Fund            2.5%            .15%
EV Marathon Pennsylvania Ltd. Mat. Tax Free Fund    2.5%            .15%
EV Marathon Virginia Ltd. Mat. Tax Free Fund        2.5%            .15%


                                         ANNUAL
MARATHON FAMILY OF FUNDS               SERVICE FEE
(Back-end Pricing)                  (PAID QUARTERLY)#
II. CDSC Declining Over 4 Yrs. (cont.)
Eaton Vance Prime Rate Reserves
  (Sales commission of 3%)
  ANNUAL SERVICE FEE SCHEDULE:

Year 1                                     0 bp
Year 2                                    10 bp
Year 3                                    15 bp
Year 4                                    20 bp
Year 5                                    25 bp
Year 6                                    30 bp


                                                 PAYMENT AT         ANNUAL
CLASSIC FAMILY OF FUNDS                        TIME OF SALE*     COMPENSATION*
(Level Pricing)                                  (% OF NAV)     (PAID MONTHLY)#

III. 1% CDSC FOR FIRST 12 MONTHS
EV Classic Government Obligations Fund               1%              100bp
EV Classic Greater China Growth Fund                 1%              100bp
EV Classic Investors Fund                            1%              100bp
EV Classic Total Return Fund                         1%              100bp
EV Classic National Municipals Fund                  1%              100bp
EV Classic National Limited Maturity Tax Free Fund   1%              90bp
EV Classic Alabama Tax Free Fund                     1%              95bp
EV Classic Arizona Tax Free Fund                     1%              95bp
EV Classic Arkansas Tax Free Fund                    1%              95bp
EV Classic California Municipals Fund                1%              100bp
EV Classic California Ltd. Mat. Tax Free Fund        1%              90bp
EV Classic Colorado Tax Free Fund                    1%              95bp
EV Classic Connecticut Tax Free Fund                 1%              95bp
EV Classic Connecticut Ltd. Mat. Tax Free Fund       1%              90bp
EV Classic Florida Tax Free Fund                     1%              95bp
EV Classic Florida Ltd. Mat. Tax Free Fund           1%              90bp
EV Classic Florida Insured Tax Free Fund             1%              95bp
EV Classic Georgia Tax Free Fund                     1%              95bp
EV Classic Growth Fund                               1%              100bp
EV Classic High Income Fund                          1%              100bp
EV Classic Hawaii Tax Free Fund                      1%              95bp
EV Classic Kansas Tax Free Fund                      1%              95bp
EV Classic Kentucky Tax Free Fund                    1%              95bp
EV Classic Louisiana Tax Free Fund                   1%              95bp
EV Classic Maryland Tax Free Fund                    1%              95bp
EV Classic Massachusetts Tax Free Fund               1%              95bp
EV Classic Massachusetts Ltd. Mat. Tax Free Fund     1%              90bp
EV Classic Michigan Tax Free Fund                    1%              95bp
EV Classic Michigan Ltd. Mat. Tax Free Fund          1%              90bp
EV Classic Minnesota Tax Free Fund                   1%              95bp
EV Classic Mississippi Tax Free Fund                 1%              95bp
EV Classic Missouri Tax Free Fund                    1%              95bp
EV Classic New Jersey Tax Free Fund                  1%              95bp
EV Classic New Jersey Ltd. Mat. Tax Free Fund        1%              90bp
EV Classic New York Tax Free Fund                    1%              95bp
EV Classic New York Ltd. Mat. Tax Free Fund          1%              90bp
EV Classic North Carolina Tax Free Fund              1%              95bp
EV Classic Ohio Tax Free Fund                        1%              95bp
EV Classic Ohio Ltd. Mat. Tax Free Fund              1%              90bp
EV Classic Oregon Tax Free Fund                      1%              95bp
EV Classic Pennsylvania Tax Free Fund                1%              95bp
EV Classic Pennsylvania Ltd. Mat. Tax Free Fund      1%              90bp
EV Classic Rhode Island Tax Free Fund                1%              95bp
EV Classic Senior-Floating Rate Fund                 1%              75bp
EV Classic Strategic Income Fund                     1%              100bp
EV Classic South Carolina Tax Free Fund              1%              95bp
EV Classic Special Equities Fund                     1%              100bp
EV Classic Stock Fund                                1%              100bp
EV Classic Tennessee Tax Free Fund                   1%              95bp
EV Classic Texas Tax Free Fund                       1%              95bp
EV Classic Virginia Tax Free Fund                    1%              95bp
EV Classic West Virginia Tax Free Fund               1%              95bp


# 13-month hold

* See current prospectus which explains what portions of each payment constitute a sales commission and a service fee.


                                                                   June 30, 1995

                          TRADITIONAL FAMILY OF FUNDS
                              (Front-end Pricing)

                    TAXABLE FIXED-INCOME AND
                    LONG-TERM TAX FREE FUNDS

AMOUNT OF PURCHASE          SALES CHARGE    DEALER DISCOUNT
(TAX FREE FUNDS)                 (% OF OFFERING PRICE)

Less than    $   50,000         3.75%           4.00%
$   50,000 -    100,000         2.75            3.00
$  100,000 -    250,000         2.25            2.50
$  250,000 -    500,000         1.75            2.00
$  500,000 -  1,000,000         1.25            1.50
$1,000,000   and over           0.00            0.25

                                                        SERVICE FEE
                                                     (PAID QUARTERLY)#
EV Traditional Government Obligations Fund                 . .25%
Eaton Vance Income Fund of Boston                          . .25%
Eaton Vance Municipal Bond Fund L.P.                       . None
EV Traditional National Municipals Fund                      .25%
EV Traditional California Municipals Fund                    .25%
EV Traditional Connecticut Tax Free Fund                     .20%
EV Traditional Florida Tax Free Fund                         .20%
EV Traditional Florida Insured Tax Free Fund                 .20%
EV Traditional New Jersey Tax Free Fund                      .20%
EV Traditional New York Tax Free Fund                        .20%
EV Traditional Pennsylvania Tax Free Fund                    .20%

               LIMITED MATURITY TAX FREE FUNDS

AMOUNT OF PURCHASE         SALES CHARGE    DEALER DISCOUNT
(TAX FREE FUNDS)                (% OF OFFERING PRICE)

Less than    $   50,000         2.50%           2.75%
$   50,000 -    100,000         2.25            2.50
$  100,000 -    250,000         1.75            2.00
$  250,000 -    500,000         1.25            1.50
$  500,000 -  1,000,000         0.75            1.00
$1,000,000 and over             0.00            0.25

                                                         Service Fee
                                                      (Paid Quarterly)#
EV Traditional National Limited Maturity Tax Free Fund       .15%
EV Traditional Florida Limited Maturity Tax Free Fund        .15%
EV Traditional New York Limited Maturity Tax Free Fund       .15%


                      EQUITY FUNDS

AMOUNT OF PURCHASE      SALES CHARGE    DEALER DISCOUNT
                            (% OF OFFERING PRICE)

Up to $99,999                4.75%           4.00%
$  100,000 - 249,999         3.75            3.15
$  250,000 - 499,999         2.75            2.30
$  500,000 - 999,999         2.00            1.70
$1,000,000 and over          0.00*           0.00**


                                                        Service Fee
                                                     (Paid Quarterly)#

EV Traditional Emerging Markets Fund                         .25%
EV Traditional Greater China Growth Fund                     .25%
EV Traditional Greater India Fund                            .25%
EV Traditional Growth Fund                                   .25%
EV Traditional Investors Fund                                .25%
EV Traditional Special Equities Fund                         .25%
EV Traditional Stock Fund                                    .25%
EV Traditional Total Return Fund                             .25%

* No sales charge is payable at the time of purchase on investments of $1 million or more. A contingent deferred sales charge of 1% will be imposed on such investments in the event of certain redemption transactions within 18 months of purchase. See the funds current prospectuses for further details.

** The Principal Underwriter may pay a commission to Authorized Dealers who initiate and are responsible for purchases of $1 million or more as follows:
   1.00% on sales up to $2 million, plus 0.8% on the next million, 0.2% on the next $2 million, and 0.08% on the excess of $5 million.


+ The Principal Underwriter may pay Authorized Firms that initiate and are responsible for purchases of $1 million or more a commission, that, coupled with the applicable service fee, is at an annual rate of .25% of average daily net assets paid quarterly.

# 13-month hold


Eaton Vance Short-Term Treasury Fund ...............   no initial sales charge
 .......... .25% annual service fee, paid quarterly


NOTES

1. ALL MARATHON FUNDS (EXCLUDING PRIME RATE RESERVES, EV MARATHON STRATEGIC INCOME FUND AND THE LIMITED MATURITY TAX FREE FUNDS)

   The customer may be subject to a contingent deferred sales charge payable to the fund or the Principal Underwriter at declining rates in the event such customer redeems within the first six years of ownership, as described in detail in the prospectus of the fund.

2. EV MARATHON STRATEGIC INCOME FUND AND THE LIMITED MATURITY TAX FREE FUNDS

   The customer may be subject to a contingent deferred sales charge payable to the fund or the Principal Underwriter at declining rates in the event such customer redeems within the first four years of ownership, as described in detail in the prospectus of the fund.

3. ALL CLASSIC FUNDS (EXCEPT EV CLASSIC SENIOR FLOATING-RATE FUND)

   The customer may be subject to a contingent deferred sales charge payable to the fund or the Principal Underwriter of 1% in the event such customer redeems within the first year of ownership, as described in detail in the prospectus of the fund.

4. PRIME RATE RESERVES - EARLY WITHDRAWAL CHARGE

   The customer may be subject to an early withdrawal charge payable to the Principal Underwriter at declining rates in the event shares held for less than four years are accepted by the fund for repurchase pursuant to a tender offer, as described in detail in the prospectus of the fund.

5. EV CLASSIC SENIOR FLOATING-RATE FUND - EARLY WITHDRAWAL CHARGE

   The customer may be subject to an early withdrawal charge payable to the Principal Underwriter of 1% in the event shares held for less than one year are accepted by the fund for repurchase pursuant to a tender offer, as described in detail in the prospectus of the fund.

   Compensation

        A. CLASSIC FUNDS -- Dealers receive (a) a monthly sales commission equal to 1/12 of .75% of the value of shares sold to your customers and (b) a monthly service fee payment equal to 1/12 of .15% to .25% of the value of shares sold to your customers, each based on the annual n asset value of fund shares owned and outstanding for at least one year. Combined payments are equal to 75-100 basis points annualized. Specifics of these payments can be found in the funds prospectuses, in the section discussing Distribution Plan. Please see the schedule for a complete fund-by-fund listing.

   Service Fee

        B. MARATHON FUNDS -- Dealers receive a service fee payment quarterly in an amount equal to .15% to .25% on an annual basis of the net asset value of fund shares owned for at least one year by your customers for each quarter, such payment to begin the first quarter after the quarter in which the first anniversary of the purchase occurs. Specifics of these payments can be found in the funds prospectuses, in the section discussing Distribution Plan. Please see the schedule for a listing of fund participation.

        C. TRADITIONAL FUNDS -- Dealers receive a service fee payment quarterly in an amount equal to .15% to .25% on an annual basis of the net asset value of fund shares owned for at least one year by your customers for each quarter, such payment to begin the first quarter after the quarter in which the first anniversary of the purchase occurs (payments are not made in the case of funds where it is so indicated). Specifics of these payments can be found in the funds prospectuses, in the section discussing Service Plan. Please see the schedule for listing of fund participation.

   Distribution Reinvestments
   All distributions are reinvested at net asset value.


xxxxx - 6\95                                                              DSCS-B

[LOGO]  EATON VANCE DISTRIBUTORS, INC.
24 Federal Street, Boston, MA 02110

                             BANK SERVICE AGREEMENT

In connection with your providing various services to your customers, you desire to make available to your customers, under an agency relationship with your customers, shares of the Eaton Vance Group of Funds. As the principal underwriter of the shares of the Eaton Vance Group of Funds, we (Eaton Vance Distributors, Inc.) agree to make shares of the Funds available upon the following terms and conditions:

l. (a) The customers in question are for all purposes your customers. We will furnish you, without charge and on request, reasonable quantities of the Funds prospectuses, statement of additional information, shareholder reports and sales material. You will deliver a copy of the Funds current prospectus to your customer prior to the placement of any order for shares on behalf of such customer. We then will confirm transactions for each of your customers only upon your authorization, it being understood in all cases that (i) you are acting as the agent for the customer; (ii) the transactions are without recourse against you by the customer except to the extent that your failure to transmit orders in a timely fashion results in a loss to your customer;
   (iii) as between you and the customer, the customer will have beneficial ownership of the Fund shares; (iv) each transaction is initiated solely upon the order of the customer; and (v) each transaction is for the account of the customer and not for your account.

   (b) Orders received from you will be accepted by us only at the public offering price applicable to each order, except for transactions at net asset value in accordance with the then-current Fund prospectus. The minimum dollar purchase of shares of the Fund by any person shall be the applicable minimum amount described in the then-current Fund prospectus, and no order for less than such amount will be accepted hereunder. The public offering price of shares of Funds having an initial sales charge (SC Funds) shall be the net asset value per share plus a sales charge, expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then-current SC Fund prospectus. Shares of Funds having a contingent deferred sales charge or early withdrawal charge (CDSC Funds) are sold at the applicable net asset value described in the then-current CDSC Fund prospectus. The procedures relating to the handling of orders shall be subject to instructions which we shall issue from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

   (c) The agency fees payable to you in connection with your services to your customer shall be determined as provided in the applicable Fee Schedule issued by us and in effect from time to time. Upon notice to you, we may change, amend or discontinue the Fee Schedule at any time and we may issue a new or replacement Fee Schedule from time to time. You shall have no vested interest in any type or level of fee or payment of any kind, and you shall have no claim against us or any Fund by virtue of any change or diminution in the rate or amount of, or discontinuance of, any fee or payment in connection with shares of any Fund acquired by your customers.

2. (a) The placing of orders with us shall be governed by instructions which we shall issue from time to time. Payment for shares ordered from us shall be received by us within five days after our acceptance of the order. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered back to the issuer, in which latter case we may hold you responsible for any loss, including loss of profit, suffered by us resulting from your failure to make payment as aforesaid.

   (b) Shares sold hereunder shall be available for delivery against payment at the office of our agent as indicated on our trade confirmation unless other arrangements are made with us for delivery and payment. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an open account in your name. On each order accepted by us for shares of a SC Fund, we understand that you will charge your customer an initial agency fee in lieu of receiving from us a dealer discount from the sales charge; on or before the settlement date of each such transaction, you will remit the full offering price less an amount equal to your initial agency fee and your customer will be credited in shares of the SC Fund equal to such public offering price less the applicable initial agency fee and less our share of any sales charge retained by us.

   (c) You appoint the transfer agent for each Fund as your agent to execute customers purchases of Fund shares sold through you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers, and to confirm each such purchase to your customers, and you guarantee the legal capacity of your customers so purchasing such shares and any co-owners of such shares. All sales of Fund shares sold through you hereunder shall be deemed to be made in Boston, Massachusetts, and title to such shares shall pass in Boston, Massachusetts.

3. You represent and warrant to us that (i) (a) your are a bank as such term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, or (b) you are a bank holding company as such term is defined in the Bank Holding Company Act of 1956, as amended; (ii) you are a duly organized and validly existing bank or bank holding company in good standing under the laws of the jurisdiction in which you are organized; (iii) all authorization (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained; and (iv) upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms. In the event you are a bank holding company as such term is defined in the Bank Holding Company Act, you shall complete the Exhibit attached to and made a part of this Agreement which sets forth the names and addresses of the banks on whose behalf you are authorized to execute this Agreement. You agree to give written notice to us promptly in the event you shall cease to be a bank as such term is defined in Section 3(a)(6) of the Securities Exchange Act or a bank holding company as such term is defined in the Bank Holding Company Act. In such event, this Agreement shall be automatically terminated upon such written notice.

4. Upon request, we will furnish you a reasonable number of copies of the then-current prospectus and statement of additional information of any of the Funds and the printed information referred to in paragraph 5 below issued as supplemental thereto.

5. We are a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc. (the NASD). While as a bank or bank holding company you are not a broker-dealer or a member of the NASD, we nonetheless both agree to abide by the rules and regulations of the NASD applicable to the sale of investment company shares, and we both agree to the following provisions:

   (a) we shall not purchase Fund shares from the Funds except for the purpose of covering purchase orders already received by us, and you shall make Fund shares available only for the purpose of covering purchase orders already received by you;

   (b) you shall not withhold placing customers orders for Fund shares so as to profit yourself as a result of such withholding, e.g., by virtue of a change in the net asset value from that used in determining the offering price to your customers;

   (c) we shall not accept a conditional order for Fund shares on any basis other than a definite specified price;

   (d) if shares of a SC Fund are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such shares,
   (i) you shall forthwith refund to us the full initial agency fee allowed to you on the original sale and (ii) we shall forthwith pay to such Fund our share of the sales charge on the original sale by us and shall also pay such Fund the refund received under clause (i) when we receive it. You shall be notified by us of such repurchase or redemption within ten days of the date on which the certificate or, in the case of uncertificated shares, a properly executed stock power together with appropriate supporting papers is delivered to us or to such Fund (delivery to the Funds transfer agent is delivery to the Fund);

   (e) if shares of a CDSC Fund other than Eaton Vance Prime Rate Reserves are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such shares, (i) you shall forthwith refund to us the full initial agency fee paid to you on the original sale and
   (ii) we shall forthwith pay to such Fund any sales commission paid by the Fund to us on the original sale by us. You shall be notified by us of such repurchase or redemption within ten days of the date on which the certificate or, in the case of uncertificated shares, a properly executed stock power together with appropriate supporting papers, is delivered to us or to such Fund (delivery to the Funds transfer agent is delivery to the Fund);

   (f) neither we nor you shall, as principal, purchase Fund shares from a record holder at a price lower than the bid price next quoted by or for the issuing Fund;

   (g) you agree that you will not make a secondary market in the shares of Eaton Vance Prime Rate Reserves and that you will not purchase or hold shares of Eaton Vance Prime Rate Reserves for purposes of resale to your customers; and

   (h) nothing in this agreement shall prevent you from selling Fund shares for the account of a record owner to us or the issuing Fund and charging the investor a reasonable charge for handling the transaction, provided you disclose to such record owner that direct redemption of the shares can be accomplished by the record owner without incurring such charge.

6. Under this agreement you are not employed by us or by the Funds as broker, agent, employee or representative, nor are you authorized to make any representations on our behalf. No person is authorized to make any representations concerning Fund shares except those contained in the then-current prospectus and statement of additional information and in such printed information subsequently issued to you by us or by the Funds as supplemental to such prospectus and statement of additional information. In making Fund shares available to your customers hereunder, you shall rely solely on the representations contained in the appropriate prospectus and statement of additional information and in the supplemental information mentioned in the preceding sentence. We or the Fund shall bear the expense of qualifying Fund shares under the securities laws of the various states, and any printed information which we shall furnish you (other than the Funds prospectuses and statements of additional information and periodic reports and printed information subsequently issued by the Fund as supplemental to such prospectuses and statements of additional information) is our sole responsibility; you agree that the Funds shall have no liability or responsibility to you in these respects.


7. Because only you will have a direct relationship with your customers, you will be responsible for insuring compliance with all laws and regulations including those of the regulatory authorities directly applicable to you and any other federal or state regulatory body having jurisdiction over you or your customers to the extent applicable to securities purchases hereunder for the account of your customers. You shall be obligated to deliver the then-current Fund prospectus to your customer in accordance with the applicable federal and state securities laws; and you agree that either you or a clearing broker through which you clear transactions for your customer will comply with the recordkeeping requirements of Section 17(a) of the Securities Exchange Act of 1934 and any rules or regulations thereunder.

8. We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Fund shares, in whole or in part, or to make a limited offering of Fund shares. Either of us may cancel this agreement upon written notice to the other. Upon written notice to you, we may change or amend any provision of this agreement or restate this agreement in its entirety.

9. As used herein, the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):

   (a) Eaton Vance Group of Funds shall mean the investment companies the shares of which from time to time shall be made available by us hereunder and which are designated by us as such from time to time by notice to you.

   (b) Fund shall mean any one of the Eaton Vance Group of Funds.

10. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

This agreement shall become binding upon receipt by us in Boston of a counterpart hereof duly accepted and signed by you. This agreement shall be construed in accordance with the laws of Massachusetts.

EATON VANCE DISTRIBUTORS, INC.
                                              /s/ W.P. Whitaker
DATED:------------------------------     BY:----------------------------------
                                                         President

ACCEPTED

FIRM: ------------------------------------------------------------------------

BY: --------------------------------------------------------------------------
                           Authorized Representative

ADDRESS: ---------------------------------------------------------------------

[LOGO]  EATON VANCE DISTRIBUTORS, INC.


                       EXHIBIT TO BANK SERVICE AGREEMENT

Name:

The above named "bank holding company" as such term in defined in the Bank Holding Company Act represents that it is authorized to execute this Agreement on behalf of the "bank(s)" listed below:


                  BANK                                    ADDRESS

 1. ----------------------------------      ----------------------------------

 2. ----------------------------------      ----------------------------------

 3. ----------------------------------      ----------------------------------

 4. ----------------------------------      ----------------------------------

 5. ----------------------------------      ----------------------------------

 6. ----------------------------------      ----------------------------------

 7. ----------------------------------      ----------------------------------

 8. ----------------------------------      ----------------------------------

 9. ----------------------------------      ----------------------------------

10. ----------------------------------      ----------------------------------

                                                                   Restated 2/92